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                                                                 Exhibit 10.3



                            BAXTER INTERNATIONAL INC.

                           AMENDED LIST OF EXECUTIVES




William B Graham

Vernon R. Loucks Jr.

Lester B. Knight

Tony L.White

Henry R. Autry

Harry M. Kraemer, Jr.

Arthur F. Staubitz

Barbara Young Morris

Herbert E. Walker

Dale A. Smith

Ronald H. Abrahams

David J. Aho

James H. Taylor, Jr.

Brian P. Anderson

Lawrence D. Damron